SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 East Arapaho Road, Richardson, Texas		75081
(Address of Principal Executive Offices)		(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 29, 2006, we entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank to establish a $1,000,000 line of credit with Silicon Valley Bank which may increase to $2,000,000 if we have EBITDA of at least $200,000 for two consecutive quarters. Under the terms of the Loan Agreement, we may borrow an amount equal up to 80% of eligible accounts receivable balances. In addition, we may obtain inventory advances equal to 35% of finished goods inventory, capped at the lesser of the inventory availability, $300,000 or 35% of the total borrowing base. If the credit line increases to $2,000,000, inventory advances will be capped at the lesser of the inventory availability, $600,000 or 35% of the borrowing base. Amounts we may borrow under the credit line accrue interest at an annual rate of prime plus 1%. Accrued interest on all outstanding amounts is payable monthly in arrears and all outstanding principal and accrued but unpaid interest on the amounts borrowed are due on March 28, 2007.

Our obligations under the Loan Agreement are secured by substantially all of our assets, including all of our intellectual property. On March 29, 2006, we executed a separate Intellectual Property Agreement with Silicon Valley Bank to further evidence the lien on our intellectual property.

The foregoing descriptions of the Loan Agreement and Intellectual Property Security Agreement are qualified in their entirety by the terms of the Loan Agreement and Intellectual Property Security Agreement attached as Exhibits 10.1 and 10.2, respectively, hereto.

ITEM 2.03.      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARANGEMENT OF A REGISTRANT

The disclosures set forth in Item 1.01 above are incorporated herein reference.

The Company’s obligations under the Loan Agreement may be accelerated upon the occurrence of an event of default under the Loan Agreement. Events of default under the Loan Agreement include:

•                  payment defaults;

•                  defaults in the performance of affirmative and negative covenants;

•                  any material impairment of the collateral securing the obligations or in the prospect of repayment of any portion of the obligations;

•                  any material adverse change in the business, operations or condition (financial or otherwise) of the Company;

•                  bankruptcy and insolvency related defaults;

•                  defaults under other debt agreements;

•                  judgment defaults;

•                  the inaccuracy of representations and warranties;

•                  any breach under an agreement with a subordinated creditor; and

•                  redemption of preferred stock and accrued dividends thereon for cash in excess of an aggregate of $200,000 per year.

The Loan Agreement contains affirmative and negative covenants customary for financings of this type. Negative covenants include:

•                  restrictions on dispositions of property;

•                  changes in business, ownership, management or business locations;

•                  mergers and acquisitions;

•                  indebtedness;

•                  maintenance on control accounts;

•                  liens;

•                  investments and dividends;

•                  transactions with affiliates; and

•                  subordinated debt.

ITEM 8.01.      OTHER EVENTS

On March 29, 2006, we issued a press release announcing it had entered into the Loan Agreement with Silicon Valley Bank to establish a $1 million line of credit. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(d)               Exhibits

10.1 —  Loan and Security Agreement, dated March 29, 2006, entered into between Intrusion Inc. and Silicon Valley Bank.

10.2 —  Intellectual Property Security Agreement, dated March 29, 2006, entered into between Intrusion Inc. and Silicon Valley Bank.

99.1 —  Press release issued by Intrusion Inc. on March 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: March 29, 2006	By:	/s/ MICHAEL L. PAXTON
Michael L. Paxton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Loan and Security Agreement between Intrusion Inc. and Silicon Valley Bank
10.2	Intellectual Property Security Agreement between Intrusion Inc. and Silicon Valley Bank
99.1	Press release issued by Intrusion Inc. on March 29, 2006.